                                                                    EXHIBIT 10.5


                              QUEST SOFTWARE, INC.

                          SECURITIES PURCHASE AGREEMENT

                                   DATED AS OF

                                 APRIL 21, 1999

                                TABLE OF CONTENTS


1.       Purchase and Sale of Securities.....................................1

         1.1.     Sale and Issuance of Securities............................1
         1.2.     Closing....................................................1

2.       Representations and Warranties of the Company.......................1

         2.1.     Organization, Good Standing and Qualification..............1
         2.2.     Capitalization.............................................2
         2.3.     Subsidiaries...............................................3
         2.4.     Authorization..............................................3
         2.5.     Valid Issuance of Series A Stock and Series B Stock........3
         2.6.     Governmental Consents......................................3
         2.7.     Offering...................................................4
         2.8.     Litigation.................................................4
         2.9.     Proprietary Information and Invention Agreements...........4
         2.10.    Patents and Trademarks.....................................4
         2.11.    Compliance.................................................5
         2.12.    Agreements.................................................6
         2.13.    Related-Party Transactions.................................6
         2.14.    Permits....................................................6
         2.15.    Manufacturing and Marketing Rights.........................7
         2.16.    Disclosure.................................................7
         2.17.    Registration Rights........................................7
         2.18.    Corporate Documents........................................7
         2.19.    Title to Property and Assets...............................7
         2.20.    Financial Statements.......................................7
         2.21.    Changes....................................................8
         2.22.    Tax Returns, Payments and Elections........................9
         2.23.    Insurance..................................................9
         2.24.    Compliance with ERISA; Benefit Plans.......................9
         2.25.    No Brokers.................................................9
         2.26.    Minute Books...............................................9
         2.27.    Labor Agreements and Actions...............................9
         2.28.    Real Property Holding Company.............................10
         2.29.    Use of Proceeds...........................................10

3.       Representations and Warranties of the Investor.....................10

         3.1.     Organization, Good Standing and Qualification.............10
         3.2.     Authorization.............................................10
         3.3.     Purchase Entirely for Own Account.........................10
         3.4.     Disclosure of Information.................................10
         3.5.     Investment Experience.....................................11
         3.6.     Accredited Investor.......................................11
         3.7.     Restricted Securities.....................................11

         3.8.     Further Limitations on Disposition........................11
         3.9.     Legends...................................................12

4.       Conditions of Investors' Obligations at Closing....................12

         4.1.     Representations and Warranties............................12
         4.2.     Performance...............................................12
         4.3.     Compliance Certificate....................................12
         4.4.     Amended and Restated Articles Effective...................12
         4.5.     Proceedings and Documents.................................13
         4.6.     Proprietary Information and Inventions Agreement..........13
         4.7.     Board of Directors........................................13
         4.8.     Opinion of Company Counsel................................13
         4.9.     Investors' Rights Agreement and Shareholders Agreement....13
         4.10.    Financial Statements......................................13
         4.11.    Common Stock Purchase Agreement...........................13

5.       Conditions of the Company's Obligations at Closing.................14

         5.1.     Representations and Warranties............................14
         5.2.     Payment of Purchase Price.................................14
         5.3.     Qualifications............................................14
         5.4.     Amended and Restated Articles Effective...................14
         5.5.     Investors' Rights Agreement and Shareholders Agreement....14

6.       Miscellaneous......................................................14

         6.1.     Survival of Warranties....................................14
         6.2.     Successors and Assigns....................................14
         6.3.     Disclosure................................................14
         6.4.     Governing Law.............................................15
         6.5.     Counterparts..............................................15
         6.6.     Titles and Subtitles......................................15
         6.7.     Notices...................................................15
         6.8.     Finder's Fee..............................................15
         6.9.     Expenses..................................................15
         6.10.    Amendments and Waivers....................................15
         6.11.    Severability..............................................16
         6.12.    Aggregation of Stock......................................16
         6.13.    Entire Agreement..........................................16
         6.14.    Remedies..................................................16
         6.15.    Key-Man Insurance.........................................16

Exhibits
--------

Exhibit A                  Amended and Restated Articles
Exhibit B                  Schedule of Investors
Exhibit C                  Schedule of Exceptions
Exhibit D                  Investors' Rights Agreement
Exhibit E                  Shareholders Agreement
Exhibit G                  Form of Common Stock Repurchase Agreement
Exhibit H                  Opinion of Counsel for Company

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of the 21st day of April, 1999, by and among Quest Software, Inc., a California corporation (the "Company") and the Investors listed on the schedule of purchasers attached hereto (each an "Investor" and collectively, the "Investors").

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Purchase and Sale of Securities.

          1.1. Sale and Issuance of Securities.

               (a) The Company shall adopt and file with the Secretary of State of the State of California on or before the Closing (as hereinafter defined) an Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Amended and Restated Articles").

               (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees, in consideration for the payment by each Investor at the Closing, to issue and sell to each Investor at the Closing, that number of shares of the Series A Preferred Stock (the "Series A Stock"), the Series B Redeemable Preferred Stock ("the Series B Stock" and collectively, the "Securities"), set forth opposite each Investor's name on Exhibit B hereto for the purchase price set forth thereon. The total aggregate purchase price paid by each Investor shall hereinafter be referred to as the "Purchase Price."

          1.2. Closing

               (a) The purchase and sale of the Securities shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA 94303, at 10:00 a.m. (California time) on the first practicable date after all of the conditions set forth in Sections 4 and 5 hereof have been met, or at such other time and place as the Company and the Investors mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate or certificates representing the Securities that such Investor is purchasing against payment of the Purchase Price therefor by check or wire transfer.

     2. Representations and Warranties of the Company. As of the date hereof, the Company, except as set forth in the Schedule of Exceptions attached to this Agreement as Exhibit C (the "Schedule of Exceptions"), which exceptions shall be deemed to be representations and warranties as if made hereunder, hereby represents and warrants to each Investor that:

          2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company has not received any written notice that any of its Subsidiaries (as defined below) is not in good standing. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

          2.2. Capitalization. The authorized capital of the Company will consist at Closing, of:

               (a) Preferred Stock. Six Million Three Hundred Thousand (6,300,000) shares of preferred stock, no par value per share (the "Preferred Stock"), of which Four Million Five Hundred Thousand (4,500,000) shall have been designated as Series A Preferred Stock and of which One Million Eight Hundred Thousand (1,800,000) shall have been designated as Series B Redeemable Preferred Stock (the "Series B Stock"). The rights, privileges and preferences of the Series A Stock and the Series B Stock will be as stated in the Company's Amended and Restated Articles.

               (b) Common Stock. Fifty Million (50,000,000) shares of common stock, no par value per share (the "Common Stock"), of which Twenty-Nine Million Six Hundred Ninety-Two Thousand (29,692,000) are issued and outstanding.

               (c) The issued and outstanding shares of Common Stock are owned by the shareholders in the numbers specified in Section 2.2(c) to the Schedule of Exceptions. Section 2.2(c) to the Schedule of Exceptions also sets forth the number of shares of Common Stock underlying all outstanding options, warrants and other convertible securities of the Company, including without limitation under the Option Plan (as hereinafter defined).

               (d) All shares of Common Stock issued by the Company to date have been duly and validly authorized and issued, fully paid and nonassessable, and all such shares were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws or pursuant to valid exemptions therefrom.

               (e) Except for (A) the conversion privileges of the Series A Stock to be issued under this Agreement (including without limitation upon conversion of the Series B Preferred Stock), (B) the rights provided in the Investors' Rights Agreement to be entered into simultaneously with this Agreement by and between the Company and the Investors, in the form attached hereto as Exhibit D (the "Investors' Rights Agreement") and the Shareholders Agreement to be entered into simultaneously with this Agreement by and between the Company, certain shareholders of the Company and the Investors, in the form attached hereto as Exhibit E (the "Shareholders Agreement") and (C) the Five Million (5,000,000) shares of Common Stock reserved for issuance upon exercise of options granted or to be granted in the future under the Company's stock option plan (the "Option Plan"), there are not outstanding any options, warrants, rights (including conversion or preemptive rights), instruments or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities exercisable, convertible or exchangeable for or into shares of its capital stock and (y) there is no agreement, restriction or encumbrance (including without limitation a right of first refusal, right of first offer, proxy or voting agreement) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities).

          2.3. Subsidiaries. Except for the subsidiaries of the Company identified in Section 2.3 to the Schedule of Exceptions (the "Subsidiaries"), the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Except for the subsidiary of the Company identified in Section 2.3 to the Schedule of Exceptions, none of the Subsidiaries accounted for in excess of ten percent (10%) of the Company's revenues or total assets in the last fiscal year. Section
2.3 to the Schedule of Exceptions correctly sets forth the authorized and outstanding capital stock of each Subsidiary and the beneficial owners of all such equity interests. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4. Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Shareholders Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Stock (including without limitation the Series A Stock issuable upon conversion of the Series B Stock); and the Series B Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Stock has been taken or will be taken prior to the Closing, as appropriate. This Agreement, the Shareholders Agreement and the Investors' Rights Agreement each constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5. Valid Issuance of Series A Stock and Series B Stock. The Series A Stock and the Series B Stock being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Shareholders Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Series A Stock issuable upon conversion of the Series B Stock, and the Common Stock issuable upon conversion of the Series A Stock has been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Shareholders' Agreement, or the Investors' Rights Agreement.

          2.6. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the

Amended and Restated Articles with the Secretary of State of the State of California and (ii) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, or such other post-closing filings as may be required under applicable state securities laws, which filings will be timely made within the applicable periods therefor.

          2.7. Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Stock and the Series B Stock and the conversion of the Series A Stock into Common Stock and the conversion of the Series B Stock into Series A Stock, are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would reasonably be expected to cause the loss of such exemption.

          2.8. Litigation. Except as set forth in Section 2.8 to the Schedule of Exceptions, there is no action, suit, proceeding, claim or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Shareholders Agreement or the Investors' Rights Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect. The foregoing includes, without limitation, actions, suits, proceedings, claims or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers and product return, warranty or liability matters. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding, claim or investigation by the Company to its knowledge currently pending or that the Company intends to initiate.

          2.9. Proprietary Information and Invention Agreements. Each U.S. employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided to the Investors, except to the extent that any failure to execute such a Proprietary Information and Inventions Agreement will not result in a Material Adverse Effect. To the Company's knowledge, but without having conducted any special investigation or inquiry, none of the Company's employees, officers or consultants are in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.10. Patents and Trademarks. The Company has sufficient title and ownership of, or has a currently valid license to, all patents, trademarks, service marks, trade names, copyrights, licenses, information, proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted (collectively, the "Rights"). Section 2.10 to the Schedule of Exceptions sets forth a complete and accurate list of the Rights. Except as set forth in Section 2.10 to the Schedule of Exceptions, all of the patents, trademark and service mark registrations, and copyright registrations listed in Section 2.10 are valid and in full force, are held of record in the name of the Company, and to the Company's knowledge, are not the subject of any cancellation, reexamination opposition, extension of time to oppose, interference, rejection, refusal to register or any other proceeding challenging their extent or validity. The Rights do not conflict with or infringe upon the rights of any third party. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company is not aware that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes rights of any other person or entity. To the Company's knowledge, but without having conducted any special investigation or inquiry, none of the Company's or any Subsidiary's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any order, writ, injunction, judgment or decree of any court or administrative agency that would interfere with the promotion of the interests of the Company or any Subsidiary or that would conflict with the Company's and the Subsidiaries' business as currently proposed to be conducted. Except as set forth in Section 2.10 to the Schedule of Exceptions, all software owned, licensed or used in and which is material to the Company's business is Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean with respect to any such software, the ability of such software to perform the following date/time-related functions: (i) consistently and properly interpret, calculate, manipulate, store and exchange date/time data from, into, and between the twentieth and twenty-first centuries, including, without limitation the years 1999 and 2000 and any leap year calculations; (ii) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to a two-digit date input in a way that resolves any ambiguity as to the century; and (iv) store and provide output of date information in ways that are unambiguous as to century.

          2.11. Compliance. The Company is not in violation or default of any provision of its Amended and Restated Articles or Bylaws, each as amended to date, or of any instrument, judgment, order, writ, decree, contract, agreement or understanding to which it is a party or by which it is bound, and except for violations that individually or in the aggregate would not have a Material Adverse Effect, the Company, and to its actual knowledge, without independent investigation, each of the Subsidiaries, is in compliance with all federal, state, local or foreign statute, rule or regulation (including without limitation those relating to environmental, occupational, health and safety matters) applicable to the Company or any Subsidiary. The execution, delivery and performance of this Agreement, the Shareholders Agreement and the Investors' Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in (i) any violation or default of any provision of its Amended and Restated Articles or Bylaws, (ii) any conflict with or constitute, with or without the passage of time and giving of notice, either a default under any instrument, judgment, order, writ, decree, contract, agreement or understanding to which the Company is a party or by which it is bound, (iii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the Company, its business prospects or operations or any of its assets or properties, except for such lien, change or encumbrance which does not individually, or in the aggregate, have a Material Adverse Effect, or (iv) any violation or conflict with any provision of any federal or state statute, rule or regulation applicable to the Company.

     2.12. Agreements.

               (a) Except as set forth in Section 2.12 to the Schedule of Exceptions and for agreements explicitly contemplated hereby and by the Investors' Rights Agreement and the Shareholders Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) Except as set forth in Section 2.12 to the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or if applicable, in clauses (i) through (vii) below, any Subsidiary is a party or by which it is bound that would reasonably be expected to involve (i) obligations (contingent or otherwise) of, or payments to, or by, the Company or any Subsidiary in excess of Five Hundred Thousand Dollars ($500,000), or (ii) the purchase or sale of the Rights by or from the Company, or (iii) the license of the Rights by or from the Company or any Subsidiary outside of the ordinary course of business, (iv) the lease of real property, (v) employment of any officer or key employee of the Company, or (vi) provisions restricting or affecting the development, manufacture, distribution or provision of the Company's products or services, or (vii) indemnification by the Company with respect to infringements of proprietary rights outside of the ordinary course of business. Copies of all such agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees have been provided to the Investor. For the purposes of this subsection, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          2.13. Related-Party Transactions. To the Company's knowledge, no employee, officer, director or shareholder of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that employees, officers and/or directors of the Company, or any members of their immediate families, may own up to three percent (3%) of the outstanding stock of publicly traded companies which may compete with the Company. Except as set forth in Section
2.13 to the Schedule of Exceptions, no officer, director, or any member of their immediate families, or shareholder, is, indirectly, interested in any contract, including without limitation with respect to indebtedness, with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

          2.14. Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it or as proposed to be conducted by it, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.15. Manufacturing and Marketing Rights. Except as set forth in
Section 2.15 to the Schedule of Exceptions, neither the Company nor any Subsidiary has granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's or such Subsidiary's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          2.16. Disclosure. The Company has fully provided each Investor, either directly or through special counsel to the Investors, with all the information that such Investor has requested for deciding whether to purchase the Series A Stock and the Series B Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Shareholders Agreement, the Investors' Rights Agreement, nor any exhibit or schedule hereto or thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading; provided, however, that the Company makes no such representation or warranty with regard to information contained in this Agreement, the Shareholders Agreement, the Investors' Rights Agreement nor any exhibit or schedule hereto or thereto which was furnished to the Company by the Investors.

          2.17. Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights to any person or entity.

          2.18. Corporate Documents. The Amended and Restated Articles and Bylaws, each as amended to date, of the Company are in the form previously provided to the Investor and the special counsel to the Investor.

          2.19. Title to Property and Assets. The Company has valid and marketable title to all of its property (whether personal, real or fixed) and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.20. Financial Statements. The Company has delivered to special counsel for the Investors its audited consolidated financial statements (balance sheet and profit and loss statement, statement of shareholders' equity and statement of cash flows) as at, and for the fiscal year ended December 31, 1997 (the "Audited Financial Statements") and its unaudited consolidated financial statements as at and for the fiscal year ended December 31, 1998 (the "Unaudited Financials" and together with the Audited Financial Statement, the "Financial Statement"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with past practices, except that the Unaudited Financials do not contain footnotes. The Financial Statements are correct and complete in all material respects and fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date, and for the period, indicated therein, subject in the case of the Unaudited Financials to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither the Company nor any Subsidiary has any material liability, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or results of operations of the Company or any Subsidiary. Except as disclosed in the Financial Statements, the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.21. Changes. Since December 31, 1998, there has not been:

               (a) any Material Adverse Change from that reflected in the Financial Statements;

               (b) any damage, destruction or loss, whether or not covered by insurance, which has had a Material Adverse Effect;

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) any termination of, or material change or amendment to, a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

               (e) any sale, assignment or transfer of any Rights;

               (f) any mortgage, pledge, transfer of a security interest in, or lien created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

               (h) any loans or guaranties made by the Company to or for the benefit of its employees, stockholders, officers or directors, or any members of their immediate families, other than travel advances made in the ordinary course of business.

               (i) any resignation or termination of employment of any key officer or key employee of the Company or any Subsidiary; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or employee;

               (j) receipt of notice that there has been a loss of, or a material order cancellation by, any major customer or supplier of the Company;

               (k) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

               (l) to the best of the Company's knowledge, any other event or condition that reasonably would be expected to have a Material Adverse Effect, or

               (m) any agreement or commitment by the Company to do any of the things described in this Section 2.21.

          2.22. Tax Returns, Payments and Elections. The Company has timely filed all tax returns and reports as are required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its businesses, properties and operations for such period. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has been audited by governmental authorities The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

          2.23. Insurance. The Company and its Subsidiaries have in full force and effect and will maintain policies of insurance, including, but not limited to, fire, casualty, workmen's compensation and umbrella insurance policies in such amounts and covering such risks as is reasonably prudent for companies similarly situated.

          2.24. Compliance with ERISA; Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employment Retirement Income Security Act of 1976, as amended ("ERISA"), other than a 401(k) plan (the "Plan"). The Plan has been managed in accordance with it terms and, in all material respects, with the provisions of ERISA.

          2.25. No Brokers. The Company is not obligated for the payment of any brokerage fees, agents' fees, commissions or finders' fees or the expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement, the Shareholders Agreement or the Investors' Rights Agreement, or in connection with any transaction contemplated hereby or thereby.

          2.26. Minute Books. The minute books of the Company provided to the Investor contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.27. Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a Material Adverse Effect.

          2.28. Real Property Holding Company. The Company is not a real property holding company within the meaning of Section 897 of the Code.

          2.29. Use of Proceeds. The Company will use the proceeds from this Agreement to repurchase from a founder (or his affiliates) Nine Million Eight Hundred Eighty Thousand (9,880,000) shares of its Common Stock for an aggregate purchase price of $3.5425 per share pursuant to the terms and conditions of a Common Stock Repurchase Agreement, form of which is attached hereto as Exhibit G.

     3. Representations and Warranties of the Investor. Each Investor, severally but not jointly, hereby represents and warrants to the Company that:

          3.1. Organization, Good Standing and Qualification. Each Investor is an entity duly organized under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted. The principal place of business of each Investor is set out on the signature pages hereof.

          3.2. Authorization. Such Investor has full power and authority to enter into this Agreement, the Shareholders Agreement and the Investors' Rights Agreement, and each such agreement constitutes a valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.3. Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Stock and the Series B Stock to be received by such Investor, the Series A Stock issuable upon conversion of the Series B Stock and the Common Stock issuable upon conversion of the Series A Stock, will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that each Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that each Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity, with respect to any of the Series A Stock, the Series B Stock, the Series A Stock issuable upon conversion of the Series B Stock or the Common Stock issuable upon conversion of the Series A Stock.

          3.4. Disclosure of Information. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Stock and the Series B Stock and the business, properties and financial condition of the Company. All such questions posed to the Company have been answered to the satisfaction of the Investor. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement, any remedy of the Investors under this Agreement or the right of the Investor to rely thereon.

          3.5. Investment Experience. Such Investor is an investor in securities of companies in the Company's industry and at the Company's stage of development and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Stock and the Series B Stock. Each Investor also represents it has not been organized solely for the purpose of acquiring the Series A Stock and the Series B Stock.

          3.6. Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

          3.7. Restricted Securities. Such Investor understands that the Series A Stock and the Series B Stock it is purchasing and the shares of Common Stock into which the Series A Stock are convertible, are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          3.8. Further Limitations on Disposition. Without in any way limiting the representations set forth above and any restrictions set forth in the Shareholders Agreement or Investors' Rights Agreement, such Investor further agrees not to make any disposition of all or any portion of the shares of the Series A Stock, the Series B Stock or the shares of Common Stock issuable upon conversion of the Series A Stock, unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, the Shareholders Agreement and the Investors' Rights Agreement, provided and to the extent this Section and such agreement are then applicable, and:

               (a) There is then in effect a registration statement under the Securities Act and under applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act or under applicable state securities laws.

               (c) Notwithstanding the provisions of paragraphs (A) and (B) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, by an Investor that is a limited liability corporation ("LLC") to a member of such LLC or by any Investor to a person or entity that controls, is controlled by or is under common control with such Investor; if in any such case the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.


          3.9. Legends. It is understood that the certificates evidencing the shares of Series A Stock, the shares of Series B Stock and the shares of Common Stock issuable upon conversion of the Series A Stock, may bear one or all of the following legends:

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) Any legend required by the laws of any jurisdiction including any legend required by any state or "blue sky" securities laws.

     4. Conditions of Investors' Obligations at Closing. The obligations of the Investor under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true, in all respects, on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3. Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no Material Adverse Change since the date of the Financial Statements.

          4.4. Amended and Restated Articles Effective. The Amended and Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its

Board of Directors and shareholders, and shall have been duly filed with, and accepted by, the Secretary of State of the State of California.

          4.5. Proceedings and Documents. All corporate proceedings in connection with the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to Investor' special counsel, and such counsel shall have received all such counterpart original and certified or other copies of such documents. Such documents shall consist of the following:

               (a) Certified Charter Documents. A copy of the Amended and Restated Articles and the Bylaws of the Company (as amended through the date of the Closing), certified by an officer of the Company to be true, complete and correct copies thereof as of the Closing.

               (b) Certified Corporate Actions. A copy of the resolutions of the Board of Directors and the Company's shareholders evidencing the approval of the Amended and Restated Articles, the execution of this Agreement, the Shareholders Agreement and the Investors' Rights Agreement (including any agreements which are exhibits thereto), the reservation of shares of Series A Stock issuable upon conversion of the Series B Stock, the reservation of shares of Common Stock issuable upon conversion of the shares of Series A Stock (including without limitation Series A Stock issuable upon conversion of the Series B Stock) to be issued pursuant to this Agreement and the taking of other actions related to the sale and issuance of the Company's Series A Stock and the Series B Stock, certified by an officer of the Company to be a true, complete and correct copy thereof.

          4.6. Proprietary Information and Inventions Agreement.. Each employee of and consultant to the Company shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investor.

          4.7. Board of Directors. Contingent upon the Closing, the directors of the Company shall be David Doyle, Vinnie Smith, Doran Machin, Jerry Murdoch and one vacancy.

          4.8. Opinion of Company Counsel. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel to the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit H.

          4.9. Investors' Rights Agreement and Shareholders Agreement. The Company shall have entered into the Investors' Rights Agreement and Shareholders Agreement in the forms attached hereto as Exhibit B and Exhibit E, respectively.

          4.10. Financial Statements. The Investor shall have received the Financial Statements.

          4.11. Common Stock Purchase Agreement. The Common Stock Purchase Agreement dated April 20, 1999 between Doran Machin, MFH-1 and the Company shall have been duly executed and delivered by each party thereto.

     5. Conditions of the Company's Obligations at Closing. The obligations of the Company to any Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by each Investor:

          5.1. Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2. Payment of Purchase Price. Each Investor shall have delivered the Purchase Price specified in Section 1.1.

          5.3. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Stock and the Series B Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.4. Amended and Restated Articles Effective. The Amended and Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with, and accepted by, the Secretary of State of the State of California.

          5.5. Investors' Rights Agreement and Shareholders Agreement. Each Investor shall have entered into the Investors' Rights Agreement and Shareholders Agreement in the forms attached hereto as Exhibit B and Exhibit E, respectively.

     6. Miscellaneous

          6.1. Survival of Warranties. The representations and warranties of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of twelve (12) months from the date hereof (provided that (a) the representations and warranties of the Company in Sections 2.22 and 2.24 shall survive until the date which is 60 days after the expiration of the statute of limitations applicable to such matters, (b) the representations and warranties of the Company in Sections 2.2 and 2.5 shall survive in perpetuity) and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          6.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares of the Series A Stock or the Series B Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3. Disclosure. Except as otherwise required by law, the Investors and the Company agree that they shall make no written or other public disclosures regarding this transaction or regarding the parties hereto to any individual or organization without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, or as required by applicable law.

          6.4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, exclusive of the provisions thereof governing conflicts of laws.

          6.5. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.7. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon the date of transmittal of services via telecopy to the party to whom notice is being given, or on the fifth (5th) day after deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid and addressed to the other party hereto at his or her address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

          6.8. Finder's Fee. Each party hereto agrees to indemnify and to hold harmless each other party hereto from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees, or representatives is responsible.

          6.9. Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating, executing, delivering and preparing the agreements and in closing and carrying out the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Company shall be responsible and shall pay for the first Thirty Five Thousand Dollars ($35,000) of the fees and expenses of special counsel for the Investor. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Amended and Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the holders of a majority of the Series A Stock, excluding shares of Series A Stock issued upon conversion of shares of Series B Stock, (or, if there shall be no such Series A Stock outstanding, a majority of the Common Stock issued upon conversion of such Series A Stock) and (iii) the holders of a majority of the Series B Stock (or, if there shall be no such Series B Stock outstanding, a majority of the Series A stock issued upon conversion of the Series B

Stock, or, if there shall be no such shares of Series A Stock outstanding, a majority of the shares of Common Stock issued upon conversion of such Series A Stock) as of the date of the amendment of waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under the Securities Purchase Agreement then outstanding, each future holder of all such securities, and the Company.

          6.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.12. Aggregation of Stock. All shares of the Series A Stock or Series B Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, the Investors' Rights Agreement or the Shareholders Agreement.

          6.13. Entire Agreement. This Agreement, the Amended and Restated Articles, the Investors' Rights Agreement, the Shareholders Agreement, and the Common Stock Re-Purchase Agreement and the documents to which the Investor and the Company are parties constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          6.14. Remedies. In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by the Company, an Investor may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such untruth, inaccuracy or breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

          6.15. Key-Man Insurance. Following the Closing, the Company shall use its best efforts to obtain, as beneficiary, key-man life insurance with respect to Vincent C. Smith in an insured amount of no less than $3,000,000; provided, however, that in no event shall the date on which the Company obtains such insurance exceed forty five (45) days from the date hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                QUEST SOFTWARE, INC.

                                By:
                                   ---------------------------------------------
                                Name: Vinny Smith
                                Its:  Chief Executive Officer

                                Address:
                                610 Newport Center Drive
                                Newport Beach, CA 92660

                                INSIGHT CAPITAL PARTNERS II, L.P.
                                By:      Insight Venture Associates II, LLC
                                         Its General Partner

                                By:
                                   ---------------------------------------------
                                Name: Jeffrey Horing
                                Its: Managing Member

                                INSIGHT CAPITAL PARTNERS (CAYMAN) II, L.P.
                                By:      Insight Venture Associates II, LLC
                                         Its General Partner

                                By:
                                   ---------------------------------------------
                                Name: Jeffrey Horing
                                Its: Managing Member

                                UBS CAPITAL II LLC

                                By:
                                   ---------------------------------------------
                                Name:
                                Title:

                                By:
                                   ---------------------------------------------
                                Name:
                                Title:



                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                WI SOFTWARE INVESTORS LLC


                                By:
                                   ---------------------------------------------
                                Name:
                                Title:




                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                    EXHIBIT A

                          AMENDED AND RESTATED ARTICLES

                                    SEE TAB 8

                                    EXHIBIT B

                              SCHEDULE OF INVESTORS

Investor                           Name and                         Purchase Price
--------                      Type of Securities                     --------------
                              ------------------
Insight Capital               800,000 Shares                        $ 4,500,000
Partners II, L.P.             of Series A Preferred Stock


Insight Capital               88,889 Shares                         $   500,000
Partners (Cayman)  II, L.P.   of Series A Preferred Stock


UBS Capital LLC               977,778 Shares of                     $ 5,500,000
                              Series A Preferred
                              Stock

                              1,777,778 Shares of                   $10,000,000
                              Series B Redeemable
                              Preferred Stock

WI Software Investors LLC     800,000 Shares of                     $ 4,500,000
                              Series A Preferred Stock
                                                                        TOTAL
                                                                        -----

          TOTAL SERIES A:     2,666,667 shares                      $25,000,000
          --------------

          TOTAL SERIES B:     1,777,778 shares
          REDEEMABLE
          ----------

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

                                    SEE TAB 2

                                    EXHIBIT D

                           INVESTORS' RIGHTS AGREEMENT

                                    SEE TAB 3

                                    EXHIBIT E

                             SHAREHOLDERS AGREEMENT

                                    SEE TAB 4

                                    EXHIBIT F

                   FORM OF COMMON STOCK RE-PURCHASE AGREEMENT

                              INTENTIONALLY OMITTED

                                    EXHIBIT G

                       OPINION OF COUNSEL FOR THE COMPANY

                                   SEE TAB 12